Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, Inc.

Address of Joint Filer:	1701 Village Center Circle Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	August 26, 2025

Designated Filer:	Cannae Holdings, Inc.

Signature:

Cannae Holdings, Inc.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated:	August 26, 2025

Exhibit 99.1

Joint Filer Information

(continued)

Name of Joint Filer:	Cannae Holdings, LLC

Address of Joint Filer:	c/o Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	August 26, 2025

Designated Filer:	Cannae Holdings, Inc.

Signature:

Cannae Holdings, LLC

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Managing Director, General Counsel and Corporate Secretary

Dated:	August 26, 2025

Exhibit 99.1

Joint Filer Information

(continued)

Name of Joint Filer:	DNB Holdco, LLC

Address of Joint Filer:	c/o Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	August 26, 2025

Designated Filer:	Cannae Holdings, Inc.

Signature:

DNB Holdco, LLC

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President and General Counsel

Dated:	August 26, 2025